Exhibit 10.17

FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE (this “First Amendment”) is made and entered into as of the 24th day of May, 2010, by and between OAKLAND PROPERTY LLC, a Delaware limited liability company (“Landlord”), and BRIGHTSOURCE ENERGY, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Office Lease dated November 7, 2007 {the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord those certain premises (the “Existing Premises”) consisting of approximately 9,727 rentable square feet of space commonly known as Suite 2150 and located on the twenty-first (21st) floor of that certain office building located at 1999 Harrison Street, Oakland, California (the “Building”).

B. Landlord and Tenant previously entered into that certain Temporary Space Agreement dated January 12, 2010 (the “Existing Temporary Space Agreement”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 3,250 rentable square feet of space comprising a portion of that certain space commonly known as 2125 and located on the twenty-first (21st) floor of the Building. Landlord and Tenant are concurrently entering into a New Temporary Space Agreement to, among other things, terminate the Existing Temporary Space Agreement effective as of May 24, 2010.

C. Tenant desires to expand the Existing Premises to include that certain space consisting of approximately 5,096 rentable square feet of space commonly known as Suite 2125 and located on the twenty-first (21st) floor of the Building (the “Expansion Premises”), as delineated on Exhibit A attached hereto and made a part hereof, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

2. Modification of Premises. Effective as of the date (the “Expansion Commencement Date”) which is the earlier to occur of (i) the date Tenant commences to conduct business in the Expansion Premises, and (ii) the date the Expansion Premises are “Ready for Occupancy,” as that term is defined in Section 5,1 of the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”) (which date is anticipated to be July 1, 2010), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises. Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises. Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the rentable square footage of the Premises to approximately 14,823.

3. Condition of Expansion Premises. The taking of possession of the Expansion Premises by Tenant shall establish that the Expansion Premises were at such time in good order, condition and repair subject only to any punch list items relating to the “Tenant Improvements,” as that term is defined in Section 1 of the Tenant Work Letter. Except as specifically set forth in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises (other than Landlord’s repair and maintenance obligations expressly set forth in the Lease). Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Expansion Premises or the Building or with respect to the suitability of the same for the conduct of Tenant’s business.

4. Extension of Lease Term. Landlord and Tenant acknowledge that Tenant’s lease of the Existing Premises is scheduled to expire on June 30, 2013, pursuant to the terms of the Lease. Notwithstanding anything to the contrary in the Lease, the term of the Lease (i.e., the term of Tenant’s lease of the Existing Premises and the Expansion Premises) shall expire on June 30, 2014 (the “New Lease Expiration Date”), unless sooner terminated as provided in the Lease, as hereby amended. The period of time commencing on the Expansion Commencement Date and terminating on the New Lease Expiration Date shall be referred to herein as the “Expansion Term.”

5. Base Rent.

5.1. Existing Premises. Notwithstanding anything to the contrary in the Lease, as hereby amended, prior to July 1, 2013, Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the terms of the Lease. Commencing on July 1, 2013, and continuing through the New Lease Expiration Date, Tenant shall pay to Landlord monthly installments of Base Rent for the Existing Premises in the amount of Twenty-Eight Thousand Two Hundred Eight and 30/100 Dollars ($28,208.30) (i.e., $2.90 per rentable square foot of the Existing Premises), and otherwise in accordance with the terms of the Lease.

5.2. Expansion Premises. Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Expansion Premises as set forth below, and otherwise in accordance with the terms of the Lease.

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Period During Expansion Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot of the Expansion Premises
Expansion Commencement Date - June 30,2011	$162,052.80	$13,504.40	$2.65
July 1,2011 - June 30, 2012	$166,914.38	$13,909.53	$2.73
July 1,2012 - June 30 - 2013	$171,921.82	$14,326.82	$2.81
July 1,2013 - June 30, 2014	$177,079.47	$14,756.62	$2.90

Concurrent with Tenant’s execution and delivery of this First Amendment to Landlord, Tenant shall pay to Landlord the Base Rent payable for the Expansion Premises for the first full month of the Expansion Term which occurs after the expiration of the “Expansion Premises Base Rent Abatement Period” set forth in Section 5.3 below.

5.3. Expansion Premises Abated Base Rent. Notwithstanding any provision to the contrary contained in Section 5.2 above, provided that Tenant is not in default under the Lease, as amended, Tenant shall be entitled to an abatement of the Base Rent (the “Expansion Premises Base Rent Abatement”) otherwise due for the Expansion Premises for the first (1st) full calendar month of the Expansion Term (the “Expansion Premises Base Rent Abatement Period”), for a Base Rent abatement amount equal to Thirteen Thousand Five Hundred Four and 40/100 Dollars ($13,504.40) in the aggregate. The Base Rent abatement right set forth in this Section 5.3 has been granted to Tenant as additional consideration for Tenant’s agreement to enter into this First Amendment and comply with the terms and conditions otherwise required under the Lease, as amended. If Tenant shall be in default under the Lease, as amended, or if the Lease, as amended, is terminated for any reason other than Landlord’s breach of the Lease, as amended, then the dollar amount of the unapplied portion of the Expansion Premises Base Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Expansion Term and Tenant shall immediately be obligated to begin paying Base Rent for the Expansion Premises in full.

6. Tenant’s Share of Building Direct Expenses.

6.1. Existing Premises. In connection with the Existing Premises, Tenant shall continue to pay Tenant’s Share of Building Direct Expenses which arise or accrue prior to

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July 1, 2013 in accordance with the terms of the Lease based on a Base Year of calendar year 2008. Commencing on July 1, 2013, in connection with the Existing Premises, Tenant shall pay Tenant’s Share of Building Direct Expenses which arise or accrue on or after July I, 2013 in accordance with the terms of the Lease, provided that the Base Year with respect to the Existing Premises shall be the calendar year 2013.

6.2. Expansion Premises. Except as specifically set forth in this Section 6.2, commencing on the Expansion Commencement Date, in connection with the Expansion Premises, Tenant shall pay Tenant’s Share of Building Direct Expenses which arise or accrue on or after the Expansion Commencement Date in accordance with the terms of the Lease, provided that (i) Tenant’s Share in connection with the Expansion Premises shall equal 1,0835%, and (ii) the Base Year in connection with the Expansion Premises shall be the calendar year 2010.

7. Parking. Tenant shall continue to have the parking rights set forth in Article 28 of the Lease during the Expansion Term; provided, however, that effective as of the Expansion Commencement Date, Tenant shall have the right to rent from Landlord up to an additional five (5) unreserved parking passes in the Project parking facility. Tenant shall pay to Landlord for such unreserved parking passes the prevailing rate charged from time to time at the location of such parking passes. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the Project parking facility by Tenant.

8. Right of First Offer. Tenant shall continue to have the right of first offer set forth in Section 1.2 of the Lease; provided, however, that effective as of the date hereof:

(i) Section 1.2 of the Lease is hereby deleted in its entirety and replaced with the following:

“1.2 Right of First Offer. Landlord hereby grants to the Tenant originally named herein (the ‘Original Tenant’) an ongoing right of first offer with respect to that certain space containing approximately 5,563 rentable square feet, commonly known as Suite 2100 and located on the twenty-first (21st) floor of the Building (the “First Offer Space”), as more particularly described on Exhibit C attached hereto. Notwithstanding the foregoing, such right of first offer shall be subordinate to all lights with respect to such First Offer Space which are set forth (A) in any “Intervening Lease,” as that term is defined in Section 1.2.2 below, of all or any portion of the First Offer Space (including renewals, and regardless of whether such renewals are expressly set forth in such leases, or whether such renewals are effectuated by a lease amendment or a new lease), or (B) in any leases of space in the Building which are in existence as of the date of the Lease, including with respect to both items (A) and (B) above, any expansion rights (including, but not limited to, must-take, right of first offer, right of first negotiation, right of first refusal, expansion option and other similar rights), and regardless of whether such rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease (all such tenants under such leases described in items (A) and (B) hereinabove are

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collectively referred to herein as the ‘Superior Right Holders’). Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.2.”;

(ii) Section 1.2.1 of the Lease is hereby deleted in its entirety and replaced with the following:

“1.2.1 Procedure for Offer. Landlord shall notify Tenant (the ‘First Offer Notice’) if the First Offer Space (or any portion thereof) becomes available for lease to third parties (provided that the Superior Right Holders do not wish to lease such space and provided further that Tenant’s lease of the applicable First Offer Space would be for one (1) year or more) and either (i) Landlord receives a “bona-fide offer” from a third party for all or a portion of the First Offer Space, and/or (ii) Landlord intends to make a bona-fide offer to a third party for all or a portion of the First Offer Space. For purposes of this Section 1.2.1, a ‘bona-fide offer’ shall mean an offer sent or received by Landlord or counter-offer sent or received by Landlord (which shall include the sending or receipt of a space plan, lease proposal or a letter of intent) to lease First Offer Space (or any portion thereof) to or from a qualified third party which Landlord would otherwise be willing to accept. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the First Offer Space (or the applicable portion thereof). The First Offer Notice shall describe the space so offered to Tenant and shall set forth the ‘First Offer Rent,’ as that term is defined in Section 1.2.3, below. In the event that the First Offer Space becomes available to lease to third parties (provided that the Superior Right Holders do not wish to lease such space), and Tenant desires to lease the First Offer Space (or the applicable portion thereof) from Landlord pursuant to the terms of this Section 1.2, Tenant may elect to do so upon written notice thereof to Landlord in accordance with Section 1.2.2 below.

(iii) Section 1.2.2 of the Lease is hereby deleted in its entirety and replaced with the following:

“1.2.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in a First Offer Notice, then within ten (10) days of delivery of such First Offer Notice to Tenant (the ‘Exercise Period’), Tenant shall deliver notice (the ‘First Offer Exercise Notice’) to Landlord of Tenant’s irrevocable exercise of its right of first offer with respect to the entire space described in such First Offer Notice on the terms contained therein. If Tenant does not so notify Landlord within the ten (10) day period, then notwithstanding any contrary provision of this Section 1.2.2, Landlord shall be free to lease the space described in such First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires (any lease of such space to a third party shall be referred to herein as an ‘Intervening Lease’). Notwithstanding anything to the contrary contained herein, Tenant must clcct to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof. If Tenant does not exercise its right of first offer with respect to any space described in a First Offer Notice or if Tenant fails to respond to a First

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Offer Notice within ten (10) days of delivery thereof, then Landlord thereafter shall have the right to enter into Intervening Leases with respect to the space described in such First Offer Notice and Tenant shall have no further right to lease such space pursuant to this Section 1.2 unless and until (A) Landlord does not enter into an Intervening Lease for such space prior to the date occurring nine (9) months after Landlord’s delivery of the First Offer Notice for such space to Tenant, or (B) any such space becomes available for lease to third parties after the expiration or termination of any such Intervening Lease, and provided that no Superior Right Holder then wishes to lease such space, in which event the terms of this Section 1.2 (specifically including Section 1.2.1 above) shall once again apply with respect to such space. The terms of the Tenant Work Letter attached to this First Amendment as Exhibit B shall not apply to the construction of any improvements in the First Offer Space.”;

(iii) all references to the “entire Premises” set forth in Section 1.2 of the Lease shall be deemed to be references to the “entire then-existing Premises”; and

(iv) the second (2nd) sentence of Section 1.2.6 of the Lease is hereby deleted and replaced with “Tenant shall not have the right to lease the First Offer Space if the term of Tenant’s lease of the First Offer Space would be for a period of less than one (1) year.”

9. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than Colliers International (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 9 shall survive the expiration or earlier termination of the Lease, as amended.

10. No Further Modification; Conflict. Except as specifically set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this First Amendment, the terms and conditions of this First Amendment shall prevail.

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IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“LANDLORD”					“TENANT”

OAKLAND PROPERTY LLC, a Delaware limited liability company					BRIGHTSOURCE ENERGY, INC., a Delaware corporation

By:	BCSP IV U.S. Investments, L.P., a Delaware limited partnership Its: Sole Member

	By:	BCSP REIT IV, Inc., a Maryland corporation
Its: Sole General Partner

		By:	/s/ Jeremy B. Fletcher		By:	/s/ John Woolard
			Name:	Jeremy B. Fletcher		Name:	John Woolard
			Title:	Senior Managing Director		Title:	President & CEO

					By:	/s/ Daniel T. Judge
						Name:	Daniel T. Judge
						Title:	Secretary

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EXHIBIT A

LAKE MERRITT PLAZA

OUTLINE OF EXPANSION PREMISES

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EXHIBIT B

LAKE MERRITT PLAZA

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Expansion Premises, which Expansion Premises shall be referred to herein as the “Premises”. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises (i.e., only the Expansion Premises), in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Sections of “this Amendment” shall mean the relevant portion of Sections 1 through 10 of the First Amendment to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letler to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

CONSTRUCTION DRAWINGS FOR THE PREMISES

Landlord shall construct the tenant improvements in the Premises (i.e., only the Expansion Premises) (the “Tenant Improvements”) pursuant to that certain space plan and pricing plan prepared by RMW and dated February 24, 2010, a reduced copy of which is attached hereto as Schedule I (collectively, the “Approved Space Plan and Pricing Plan”). Immediately following Tenant’s execution of this Amendment, Tenant shall cooperate in good faith with Landlord’s architects and engineers to supply such information necessary to allow the Landlord’s architects and engineers to complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits. Following the full execution and delivery of this Amendment by Landlord and Tenant, Landlord shall cause working drawings to be prepared for the Tenant Improvements, provided that such working drawings shall be consistent with, and a logical extension of, the Approved Space Plan and Pricing Plan (the “Approved Working Drawings”). Notwithstanding any contrary provision of this Tenant Work Letter, the Tenant Improvements shall in any event be constructed using Building standard methods, materials and finishes. Tenant shall make no changes or modifications to the (i) Approved Space Plan and Pricing Plan, (ii) the Tenant Improvements, or (iii) once completed, the Approved Working Drawings, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would directly or indirectly delay the completion of the Tenant Improvements in the Premises or increase the cost of designing or constructing the Tenant Improvements.

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SECTION 2

OVER-ALLOWANCE AMOUNT

In the event that after Tenant’s execution of this Amendment, any revisions, changes, or substitutions shall be made to the Approved Space Plan and Pricing Plan, the Approved Working Drawings, or the Tenant Improvements, then any additional costs which arise in connection with such revisions, changes or substitutions shall be paid by Tenant to Landlord immediately upon Landlord’s request as an over-allowance amount (the “Over-Allowance Amount”). Landlord shall disburse the Over-Allowance Amount prior to the disbursement of any portion of Landlord’s contribution to the construction of the Tenant Improvements.

SECTION 3

CONTRACTOR’S WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Tenant Improvements (the “Contractor”) relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

SECTION 4

TENANT’S COVENANTS

Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Tenant’s space planner/architect on the Premises or in the Building.

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;

EXPANSION COMMENCEMENT DATE

5.1 Ready for Occupancy. The Premises (i.e., only the Expansion Premises) shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Premises. For purposes of this Amendment, “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Expansion Commencement Date shall occur as set forth in this Amendment and Section 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Expansion Commencement Date, as set forth in this Amendment, as a direct, indirect, partial, or total result of (each, a “Tenant Delay”):

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5.2.1 Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.2 A breach by Tenant of the terms of this Tenant Work Letter or the Lease, as amended;

5.2.3 Tenant’s request for changes in the Approved Space Plan and Pricing Plan, the Approved Working Drawings, or the Tenant Improvements;

5.2.4 Changes in any of the Approved Space Plan and Pricing Plan, the Approved Working Drawings, or the Tenant Improvements because the same do not comply with applicable laws;

5.2.5 Tenant’s requirement for materials, components, Finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in this Amendment or which are different from, or not included in, Landlord’s standard improvement package items for the Building;

5.2.6 Changes to the base, shell and core work of the Building required by the Approved Space Plan and Pricing Plan, or the Approved Working Drawings; or

5.2.7 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease, as amended, or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the date of the Substantial Completion of the Premises shall be deemed to be the date the Substantial Completion of the Premises would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment, work-stations and built-in furniture) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1.

6.2 No Constructive Eviction. Tenant hereby acknowledges that, notwithstanding Tenant’s occupancy of the Existing Premises during the construction of the Tenant Improvements therein, Landlord shall be permitted to construct the Tenant Improvements during

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normal business hours, and Tenant shall provide a clear working area for such work, if necessary (including, but not limited to, the moving of furniture, fixtures and Tenant’s property away from the area in which Landlord is constructing the Tenant Improvements). Tenant hereby agrees that the construction of the Tenant Improvements shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Tenant Improvements, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Existing Premises or of Tenant’s personal property or improvements resulting from the Tenant Improvements or Landlord’s actions in connection with the Tenant Improvements, or for any inconvenience or annoyance occasioned by the Tenant Improvements or Landlord’s actions in connection therewith.

6.3 Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

6.4 Tenant’s Representative, Tenant has designated Kris Courtney as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.5 Landlord’s Representative. Landlord has designated Mr. Gregory Johnson as its sole representative with respect Lo the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.6 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements.

6.7 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.8 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, as amended, if an event of default as described in the Lease, as amended, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the completion of the Tenant Improvements in the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, as amended, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the completion of the Tenant Improvements in the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this

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Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease, as amended.

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SCHEDULE 1 TO EXHIBIT B

LAKE MERRITT PLAZA

APPROVED SPACE PLAN AND PRICING PLAN

[ATTACHED]

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PROJECT INFO/CODE DATA

SHEET INDEX/ISSUE LOG

SYMBOLS

PROJECT TEAM

VICINITY MAP

SITE

PRICING ALTERNATES

KEY MAP

AREA OF WORK

LAKE MERRITT PLAZA

BRIGHTSOURCE
EXPANSION STE. 2150
1999 HARRISON ST.
OAKLAND, CA

TITLE SHEET

A0.1

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LAKE MERRITT PLAZA

BRIGHTSOURCE
EXPANSION, STE. 2150
1999 HARRISON ST.
OAKLAND, CA

DEMOLITION PLAN NOTES

DEMOLITION PLAN KEY NOTES

DEMOLITION LEGEND

DEMOLITION
PRICING PLAN

A1.1

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GENERAL PARTITION PLAN NOTES

PARTITION PLAN KEY NOTES

FINISH LEGEND

DOOR TYPES

PARTITION LEGEND

PARTITION SCHEDULE

LAKE MERRITT PLAZA

BRIGHTSOURCE
EXPANSION, STE. 2150
1999 HARRISON ST.
OAKLAND, CA

PARTITION/ FINISH
PRICING PLAN

A2.1

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2
3
4
5
6
7
8
9
9.5
Q
R
S
T

GENERAL PSP NOTES

PSP KEY NOTES

EQUIPMENT LEGEND

POWER + SIGNAL LEGEND

LAKE MERRITT PLAZA

BRIGHTSOURCE
EXPANSION, STE. 2150
1999 HARRISON ST.
OAKLAND, CA

POWER AND SIGNAL
PRICING PLAN

A3.1

659835.03/WLA 888888-00374/5-24-10/jdk/jdk	SCHEDULE 1 TO EXHIBIT B -5-	LAKE MERRITT PLAZA [BrightSource Energy, Inc.]

LAKE MERRITT PLAZA

BRIGHTSOURCE
EXPANSION. STE. 2150
1999 HARRISON ST.
OAKLAND, CA

GENERAL CEILING PLAN NOTES

CEILING PLAN KEY NOTES

CEILING LEGEND

REFLECTED CEILING
PRICING PLAN

A4.1

659835.03/WLA 888888-00374/5-24-10/jdk/jdk	SCHEDULE 1 TO EXHIBIT B -6-	LAKE MERRITT PLAZA [BrightSource Energy, Inc.]

EXHIBIT C

LAKE MERRITT PLAZA

OUTLINE OF FIRST OFFER SPACE

659835.03/WLA 888888-00374/5-24-10/jdk/jdk	EXHIBIT C -1-	LAKE MERRITT PLAZA [BrightSource Energy, Inc.]